Rule 424(b)(2)
                                                    Registration No. 333-75723


PRICING SUPPLEMENT NO. 30 dated July 24, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                                               (Fixed Rate)

Cusip No.:                                     52517PRE3

Principal Amount:               $15,000,000

Price to Public:                               100.00%

Agent's Commission:             0.450%

Original Issue Date:            08/10/00

Interest
Rate Per Annum:                                8.050%

Interest Payment Dates:         Monthly on the 10th, commencing on 09/10/00,
                                subject to modified business day
                                convention.

Call Option:                    The issuer has the right to call the issue
                                every 1 month at par on or after August 10, 2004. Call notice is 30 calendar days.

Maturity Date:                                 08/10/15

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John_Buckley
Name: John Buckley
Title: Assistant Vice President